Exhibit 99.1

Saba Announces First Quarter Fiscal Year 2011 Results

•     Subscription Revenue Increased 7% Year-Over-Year to $14.9 Million

•     First Quarter Total Revenues of $26.8 Million, Up 4% Year-Over-Year

•     Added 30 New Enterprise Customers During the First Quarter;

Including 3 Transactions Exceeding $1 Million

Redwood Shores, Calif., September 23, 2010 – Saba (NASDAQ: SABA), the premier provider of people systems, today reported financial results for its first fiscal quarter ended August 31, 2010.

“The first quarter increase in total revenues reflects solid growth in our subscription and professional services revenues,” said Bobby Yazdani, Chairman and CEO of Saba. “Customers’ buying preferences in the quarter validated their enthusiasm for our advanced SaaS offerings and yielded an approximately three-fold increase in the annual contract value of new SaaS bookings over the same period last year.”

First Fiscal Quarter 2011 Results

Revenue. For the first quarter ended August 31, 2010, total revenues increased 3.9% to $26.8 million from $25.8 million in the same period of the prior year. Subscription revenue was $14.9 million, an increase of 6.6% on a year-over-year basis. License revenue was $4.5 million, a decline of 22.1% on a year-over-year basis. Professional services revenue was $7.5 million, an increase of 22.0% on a year-over-year basis.

Gross Margin. Gross margin was 63.1% in the first quarter compared to 64.7% in the same period of the prior year. The gross margin reflects higher levels of subscription revenue and professional service revenue relative to license revenue.

Earnings per Share. First quarter GAAP net loss per share of $0.06 compares to fully diluted earnings per share of $0.03 in the same period of the prior year. Non-GAAP diluted earnings in the first quarter of breakeven compares to $0.07 per share in the first quarter of the prior year.

Non-GAAP results are computed by adjusting GAAP results to exclude the impact of certain items including (i) non-cash amortization of intangibles, (ii) non-cash charges related to share-based compensation expenses, and (iii) restructuring costs. A reconciliation of GAAP to non-GAAP results is included in the financial statements accompanying this press release.

Cash. Cash generated from operations in the first quarter increased to $1.4 million from $0.7 million in the same period of the prior year. Total cash and cash equivalents at the end of the first quarter were $33.2 million, an increase of 53.8% from the end of the first quarter of the prior fiscal year.

Deferred Revenue. Deferred revenue at the end of the first fiscal quarter was $34.4 million, an increase of 11.6% from the end of the first quarter in the prior fiscal year.

Customers. Saba signed 30 new customers during the first quarter of fiscal 2011.

Share Repurchase Program. In March 2010, Saba announced that its Board of Directors authorized the use of up to $5.0 million in the aggregate for the repurchase of shares of the company’s common stock. Under the share repurchase program, Saba repurchased 150,000 shares during the fiscal quarter ended August 31, 2010 and had $4.2 million available for future repurchases.

First Quarter Highlights

During the first quarter, Saba signed 30 new customers worldwide, including Cummins, Halliburton, France Telecome Espana Sa, Isuzu Australia, ITC Hotels, New Balance Athletic Shoe and Sony Pictures Entertainment. Saba also expanded existing relationships with a number of organizations worldwide, including: Baker Hughes, Bank of Tokyo, Hartford Financial Services, Mitsubishi Research Institute, Sydney Water, Six Continents Hotels, Saudi Aramco, and Solutia.

In addition, key announcements by Saba since the beginning of the first quarter include:

•

Saba announced the general availability of Saba Live, its next- generation cloud-based enterprise business networking solution. Saba Live includes powerful Web 2.0 social tools integrated with Saba Centra Web Conferencing for real time collaboration. Saba Live provides users with rich personal profiles, competency-driven expertise, blended learning, secure groups and workplace analytics to deliver an unprecedented collaboration experience. Saba Live is another proof point that Saba is reinventing the collaborative Learning space.

•

Saba announced its inclusion in Forbes Magazine’s ranking of “Most Trustworthy Companies” for 2010. Saba has been determined to exhibit transparent accounting and prudent management by Audit Integrity, an independent financial analytics company. The ranking is based upon more than 100 factors used to assess corporate accounting and management practices.

•

Saba also announced People 2010 – Saba Global Summit. The annual meeting of Saba’s customers, partners and thought leaders will be held November 1st – 4th at the Westin Boston Waterfront. The event will feature seven conference tracks and over 70 interactive sessions, including 20 hands on workshops, and keynote speakers, including Jason Averbook, chief executive officer at HR consulting firm Knowledge Infusion, and Gary Hamel, author of Leading the Revolution and Competing for the Future, professor at London Business School and “the world’s most influential business thinker” according to the Wall Street Journal. People 2010 – Saba Global Summit will be an opportunity for hundreds of participants to share best practices and coming developments in people systems.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these forward-looking statements in any way or for any reason.

For fiscal 2011, ending May 31, 2011, we confirm our prior guidance of total revenues between $121 million and $124 million, GAAP net earnings of $0.15 to $0.19 per share on a fully diluted basis and non-GAAP net earnings of $0.34 to $0.38 per share on a fully diluted basis. Due to customers’ seasonal spending patterns, Saba continues to expect that revenues, earnings and cash flows will be weighted more heavily towards the second half of the fiscal year.

The fiscal year 2011 non-GAAP outlook excludes non-cash amortization of intangibles and charges related to stock-based compensation expenses.

Conference Call

Saba will host a teleconference on Thursday, September 23, 2010, commencing at 2:00 p.m. Pacific Time, to discuss fiscal year 2011 first quarter financial results. All interested parties may listen by dialing 800.288.8961 or +1.612.332.0345, access code 170968, or by tuning into the webcast at http://investor.saba.com.

A replay of the call is scheduled to be available by calling 800.475.6701 or +1.320.365.3844 and entering code 170968, after 5:30 p.m. Pacific Time on September 23, 2010 through 11:59 p.m. Pacific Time on October 21, 2010.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including total revenues, anticipated GAAP and non-GAAP net earnings per share and Saba’s expectation that revenues, earnings and cash flows will be weighted more heavily towards the second half of fiscal 2011. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, fluctuations in Saba’s quarterly results, variability in the mix of Saba’s license, subscription and professional services revenues and bookings, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances and partnerships, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” in Form 10-K for the fiscal year ended May 31, 2010 and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Non-GAAP Financial Information

Saba has provided its non-GAAP net income and net income per share data in this press release as additional information for investors. This measure is not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), is intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies. Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results, and for budget and planning purposes.

About Saba

Saba (NASDAQ:SABA) provides a new class of people systems that combine enterprise learning, people management and collaboration technologies. Today’s people-driven enterprises are using Saba’s solutions to mobilize and engage people around new strategies and initiatives, align and connect people to accelerate the flow of business, and cultivate, capture and share individual and collective knowhow to effectively compete and succeed.

Saba’s premier customer base includes major global organizations and industry leaders in financial services, life sciences and healthcare, high tech, automotive and manufacturing, retail, energy and utilities, packaged goods, and public sector organizations. Saba’s solutions are available both on-premise and in the cloud, and are underpinned by global services capabilities and partnerships encompassing strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended August 31,
	2010	2009
Revenues:
Subscription	$14,895	$13,977
License	4,450	5,712
Professional services	7,469	6,122

Total revenues	26,814	25,811

Cost of revenues:
Cost of subscription	3,920	4,045
Cost of license	247	210
Cost of professional services	5,426	4,552
Amortization of acquired developed technology	295	295

Total cost of revenues	9,888	9,102

Gross profit	16,926	16,709

Operating expenses:
Research and development	4,423	4,222
Sales and marketing	9,869	6,788
General and administrative	3,412	3,843
Restructurings	—	(37)
Amortization of purchased intangible assets	634	634

Total operating expenses	18,338	15,450

Income (loss) from operations	(1,412)	1,259
Interest income and other, net	(225)	(22)
Interest expense	(2)	(3)

Income (loss) before provision for income taxes	(1,639)	1,234
Provision for income taxes	165	214

Net income (loss)	$(1,804)	$1,020

Basic net income (loss) per share	$(0.06)	$0.03

Diluted net income (loss) per share	$(0.06)	$0.03

Shares used in computing net income (loss) per share:
Basic	28,151	29,220

Diluted	28,151	29,833

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

The following table reflects Saba’s non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended August 31,
	2010	2009
GAAP net income (loss)	$(1,804)	$1,020

Plus:
Share-based compensation expense	814	264
Amortization of acquired developed technology and purchased intangible assets	929	929
Restructurings	—	(37)

Non-GAAP net income	$(61)	$2,176

Net income (loss) per share:

GAAP net income (loss) per share	$(0.06)	$0.03

Plus:
Share-based compensation expense	0.03	0.01
Amortization of acquired developed technology and purchased intangible assets	0.03	0.03
Restructurings	0.00	0.00

Non-GAAP net income per share	$0.00	$0.07

Shares used in computing net income (loss) per share:
Basic	28,151	29,220

Diluted	28,151	29,833

Non-GAAP Financial Information:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures are the result of adjustments made to exclude certain charges and expenses for which the company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

The adjustments and the basis for their exclusion are as follows:

Share-based Compensation Expense

The company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for grants of stock options, awards of restricted stock units and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under ASC 718-10 (formerly SFAS 123(R)) in the first quarter of fiscal 2007. The Company excludes share-based compensation expenses from our non-GAAP financial measures because the company believes that the information is not a meaningful indicator of the company’s operating performance. Weighted average dilutive shares is computed using the method required by ASC 718-10 (formerly SFAS 123(R)) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the company has incurred charges for amortization of acquired developed technology and purchased intangible assets. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

Restructurings

During the third quarter of fiscal year 2009, the company implemented a restructuring program to reduce headcount by approximately 5%. During the first quarter of fiscal year 2010, the company adjusted its estimates related to severance costs. The adjustment is classified as restructuring expense in the statement of operations. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	August 31, 2010	May 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,192	$32,002
Restricted cash	21	20
Accounts receivable, net	16,722	23,352
Prepaid expenses and other current assets	3,096	1,788

Total current assets	53,031	57,162

Property and equipment, net	2,934	3,178
Goodwill	36,095	36,095
Purchased intangible assets, net	4,099	5,028
Restricted cash	260	260
Other assets	1,982	1,721

Total assets	$98,401	$103,444

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,343	$3,218
Accrued compensation and related expenses	6,567	8,069
Accrued expenses	2,996	2,746
Deferred revenue	31,647	34,435
Lease obligations	474	450

Total current liabilities	45,027	48,918

Deferred revenue	2,782	2,559
Other long-term liabilities	1,179	1,156
Accrued rent	1,658	1,785

Total liabilities	50,646	54,418

Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	257,144	255,938
Treasury stock	(1,075)	(328)
Accumulated deficit	(208,141)	(206,336)
Accumulated other comprehensive loss	(202)	(277)

Total stockholders’ equity	47,755	49,026

Total liabilities and stockholders’ equity	$98,401	$103,444

Saba Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended August 31,
	2010	2009
Operating activities:
Net income (loss)	$(1,804)	$1,020
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	558	622
Amortization of purchased intangible assets	929	929
Amortization of deferred stock compensation	814	264
Accounts receivable	6,886	1,406
Prepaid expense and other current assets	(1,284)	(258)
Other assets	(243)	51
Accounts payable	109	1,102
Accrued compensation and related expenses	(1,442)	177
Accrued expenses	217	175
Deferred rent	(279)	(264)
Deferred revenue	(2,962)	(4,511)

Net cash provided by operating activities	1,499	713

Investing activities:
Purchases of property and equipment	(288)	(183)

Net cash used in investing activities	(288)	(183)

Financing activities:
Proceeds from issuance of common stock under stock plans	392	45
Repurchase of common stock	(747)	(4,847)
Repayments on borrowings under credit facility	—	(99)
Repayment on note payable	—	(22)

Net cash used in financing activities	(355)	(4,923)

Effect of exchange rate changes on cash	334	3

Increase in cash and equivalents	1,190	(4,390)
Cash and cash equivalents, beginning of period	32,002	25,978

Cash and cash equivalents, end of period	$33,192	$21,588

Contact:

Bill Slater, Chief Financial Officer, +1-650-581-2500